                                                                      EXHIBIT 12

                     VINTAGE PETROLEUM, INC. & SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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
                                                                   Historical                                     Pro Forma
                                      -----------------------------------------------------------------------   ------------
                                                                                            Three Months           Year
                                                                                               Ended               Ended
                                                  Years Ended December 31,                    March 31          December 31
                                      --------------------------------------------------   ------------------
                                        1997      1998      1999      2000      2001        2001      2002         2001
                                      --------------------------------------------------   ------------------   ------------
FIXED CHARGES:
  INTEREST EXPENSE                    $ 36,762  $  43,680  $ 58,665  $ 48,437  $  64,728   $ 10,917  $ 17,437    $  80,001
  CAPITALIZED INTEREST                       -        854       892     1,034        888        313       117          888
  ESTIMATED INTEREST PORTION
    OF RENTAL EXPENSE                      817        752     1,010     1,130      1,380        312       465        1,516
                                      --------  ---------  --------  --------  ---------   --------  --------    ---------
                                      $ 37,579  $  45,286  $ 60,567  $ 50,601  $  66,996   $ 11,542  $ 18,019    $  82,405
                                      ========  =========  ========  ========  =========   ========  ========    =========

EARNINGS:

  PRE-TAX INCOME (LOSS) FROM
    CONTINUING OPERATIONS             $ 62,032  $(131,229) $ 97,700  $290,275  $ 203,979   $109,263  $(11,887)   $ 201,543
  FIXED CHARGES                         37,579     45,286    60,567    50,601     66,996     11,542    18,019       82,405
  CAPITALIZED INTEREST                       -       (854)     (892)   (1,034)      (888)      (313)     (117)        (888)
                                      --------  ---------  --------  --------  ---------   --------  --------    ---------
                                      $ 99,611  $ (86,797) $157,375  $339,842  $ 270,087   $120,492  $  6,015    $ 283,060
                                      ========  =========  ========  ========  =========   ========  ========    =========

FIXED CHARGE COVERAGE                     2.7x        N/A      2.6x      6.7x       4.0x      10.4x      0.3x         3.4x
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